UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2007

VIASYS HEALTHCARE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200
Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

(610) 862-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement.

On May 11, 2007, VIASYS Healthcare Inc. (the “Company”), Cardinal Health, Inc. (“Cardinal”) and Eagle Merger Corp., a newly formed, wholly-owned subsidiary of Cardinal (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company at a price per share equal to $42.75 plus, if the first acceptance for payment by Merger Sub of the shares tendered in the offer has not occurred within 45 days of the date of the Merger Agreement, an additional $0.007027 for each day during the period commencing on the 45th day after the date of the Merger Agreement and ending on such date of first acceptance (such amount, the “Offer Price”).  Following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), and all shares of the Company’s common stock not acquired in the Offer will be converted into the right to receive the Offer Price (other than shares held by the Company’s holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law).  The Merger Agreement contains customary representations, warranties and covenants by the parties.  The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals.  The Merger Agreement also includes customary termination provisions for the Company and Cardinal and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Cardinal a termination fee of $45,650,000 plus expenses of up to $7,500,000.

Cardinal agreed that Merger Sub would commence the Offer as promptly as reasonably practicable after the date of the Merger Agreement and in any event within 8 business days after the date of the Merger Agreement, and the Offer will remain open for at least 20 business days.  The obligation to accept for payment and pay for the shares of the Company’s common stock tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of a majority of the total number of outstanding shares of the Company’s common stock, on a fully diluted basis, (2) the absence of injunctions prohibiting the Offer or the Merger, (3) the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the accuracy of the representations of the Company, (5) compliance with covenants of the Company and (6) absence of a material adverse effect on the Company.

In the Merger Agreement, the Company granted to Cardinal and Merger Sub an irrevocable option (the “Short-Form Merger Option”) to purchase, at a per share price equal to the Offer Price, shares of the Company’s common stock equal to the number of shares of the Company’s common stock that, when added to the number of shares of the Company’s common stock owned by Cardinal and Merger Sub immediately following consummation of the Offer, equals one share more than 90% of the shares of the Company’s common stock then outstanding on a fully diluted basis.  The Short-Form Merger Option is exercisable only after Cardinal and Merger Sub own at least 80% of the outstanding shares of the Company’s common stock, and is not exercisable if the number of shares of the Company’s common stock that would need to be issued exceeds the number of authorized but unissued shares of the Company’s common stock.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.  The Merger Agreement has been attached to provide investors with information regarding its items.  It is not intended to provide any other factual information about the Company, Merger Sub or Cardinal.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Cardinal and Merger Sub in connection with the signing of the Merger Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Cardinal and Merger Sub, rather than establishing matters as facts.   Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Cardinal or Merger Sub.

The Company and Cardinal issued a joint press release on May 14, 2007 announcing the execution of the Merger Agreement.  A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 3.03                             Material Modification of Rights of Securityholders.

On May 11, 2007, prior to the execution of the Merger Agreement, the board of directors of the Company approved an Amendment (the “Amendment”) to the Rights Agreement, dated November 12, 2001 between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”).   The Amendment, among other things, renders the Rights Agreement inapplicable to the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby.  In addition, the Amendment provides that neither Cardinal, Merger Sub nor any of their affiliates will become an “Acquiring Person” or a “Principal Party” (as such terms are defined in the Rights Agreement), and a Distribution Date (as such term is defined in the Rights Agreement) shall not be deemed to have occurred, as a result of the announcement of the Offer or the Merger, the execution of the Merger Agreement or the consummation of the Offer or the Merger or of the other transactions contemplated by the Merger Agreement.  The Amendment also provides that the “Expiration Date” (as such term is defined in the Rights Agreement) for exercise of the “Rights” (as such term is defined in the Rights Agreement) will be immediately prior to the Appointment Time (as such term is defined in the Merger Agreement) if the Rights Agreement has not otherwise terminated.

The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the Amendment, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01                             Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger , dated as of May 11, 2007, among Cardinal Health, Inc., Eagle Merger Corp. and VIASYS Healthcare Inc.*

4.1	Amendment to Rights Agreement, dated as of May 11, 2007, among VIASYS Healthcare Inc. and American Stock Transfer & Trust Company.

99.1	Joint press release, dated May 14, 2007, of Cardinal Health, Inc. and Viasys Healthcare Inc. regarding execution of the Agreement and Plan of Merger.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)

Date: May 14, 2007

	By:	/s/ Martin P. Galvan
		Name:	Martin P. Galvan
		Title:	Executive Vice President, Chief Financial Officer and Investor Relations